Exhibit 99.2

For Immediate Release

Levy Acquisition Corp. Stockholders Approve Definitive Merger

Agreement with Del Taco Holdings, Inc.

Combined Company Renamed Del Taco Restaurants, Inc.

Business Combination to Close Today

CHICAGO and Lake Forest, CA – (BUSINESSWIRE) – June 30, 2015 – Levy Acquisition Corp. (“LAC”) (NASDAQ CM: TACO and TACOW) and Del Taco Holdings, Inc. (“Del Taco”), the second largest Mexican-American QSR chain by units in the United States, operating restaurants under the name Del Taco®, announced that LAC’s stockholders have voted to approve the merger of a subsidiary of LAC with Del Taco (the “Merger” or “Business Combination Proposal”) at the special meeting of stockholders held today. Over 99% of the shares voted today were voted in favor of the transaction with Del Taco. LAC’s Board of Directors had previously approved the Business Combination Proposal and recommended that its stockholders vote in favor. Del Taco’s Board of Directors and stockholders had also previously approved the Merger.

In addition to approving the Business Combination Proposal, LAC’s stockholders approved the proposals to amend the amended and restated certificate of incorporation of LAC, including changing LAC’s name to Del Taco Restaurants, Inc. and removing certain provisions related to LAC’s previous status as a blank check company; the proposal to elect five new directors (Patrick Walsh, Eileen Aptman, Paul J.B. Murphy, III, Joseph Stein and R.J. Melman); and the proposal to approve the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan.

The Merger will close today, June 30, 2015 and Del Taco will become the sole subsidiary of LAC, whose name has been changed to Del Taco Restaurants, Inc. The combined company’s common stock and warrants will continue to be listed on NASDAQ’s Capital Market under the ticker symbols “TACO” and “TACOW”, respectively. The combined company’s units, which had been traded under the ticker symbol “TACOU”, will separate into their components of one share of common stock and one-half of one warrant to purchase common stock on July 1, 2015.

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Larry Levy, Chairman of the Del Taco and LAC boards, commented, “We are delighted that LAC’s stockholders have approved the Merger and are thrilled that Del Taco is now embarking on this new chapter as a publicly traded company.”

Levy continued, “Del Taco is well suited for the public markets as it seeks to increase its market share in the growing limited service category, extend its track record of positive same store sales, enhance restaurant operations and leverage infrastructure, and expand its restaurant base. We believe that Del Taco’s footprint can expand substantially beyond its approximately 550 locations today, providing shareholders with a long runway of opportunity. We look forward to the future acceleration of Del Taco restaurant openings, both in markets where the brand is already known and loved, as well as in new territories where we see huge potential for Del Taco’s unique blend of freshness, quality, value and convenience.”

Levy concluded, “Del Taco’s executive management team has done an exceptional job in delivering superior financial performance while enhancing the experiences of our guests. Their efforts have not only resulted in an incredible record of achievement but have also laid the groundwork for continued success. As I’ve traveled the country talking about Del Taco and this exciting merger, it has been gratifying to hear so many stories of our Levy Acquisition shareholders becoming passionate Del Taco customers and our Del Taco customers becoming proud public shareholders.”

Paul Murphy, President and Chief Executive Officer of Del Taco, stated, “Our merger with LAC and entrance into the public markets is a milestone event for our company that has been made possible through the hard work and dedication of all of our stakeholders – our support center and restaurant teams, our franchisees, our vendors, and our financial sponsors. We wholeheartedly thank them for their support and look forward to continue working with them in realizing Del Taco’s full potential.”

Murphy continued, “Our ‘Combined Solutions’ strategy has been instrumental in enabling us to leverage our brand strengths and align guest experiences with an elevated brand promise. We have generated 11 consecutive quarters of positive company-operated same store sales growth with the most recent 8 quarters including both traffic and check growth. We have raised our company-operated average unit volumes to $1.3 million, increased our restaurant contribution and adjusted EBITDA margins, and lowered our outstanding debt. Although we have already accomplished a great deal in strengthening our overall financial condition, we believe that we are still in the early stages of what we can achieve at Del Taco.”

Murphy concluded, “This merger has solidified a strong and cohesive partnership between Del Taco management and the Levy Team, while providing Del Taco with greater financial flexibility through an improved balance sheet. The future of Del Taco has never been brighter.”

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About the Merger

On March 12, 2015, LAC and Del Taco announced the planned Merger under which Del Taco would become the sole subsidiary of LAC by means of a two-step transaction.

On March 20, 2015, as a first phase of the Merger, the Levy family and a group of investors purchased $120 million of Del Taco common stock. The net proceeds from this investment helped repay $111.2 million of high-interest subordinated indebtedness. Upon today’s closing of the Merger, Del Taco will repay an additional $68.6 million of senior debt.

With the nominal redemptions by LAC shareholders as part of the Merger, LAC will be able to achieve its goal of acquiring $60 million of Del Taco shares from legacy Del Taco shareholders for cash, instead of LAC shares. This limits the dilution of LAC shareholders to the maximum extent possible under the terms of the Merger Agreement.

Advisors

Jefferies LLC acted as M&A Advisor to LAC; Citigroup Global Markets Inc. acted as Equity Capital Markets Advisor to LAC; and McDermott, Will & Emery, LLP and Sperling & Slater, PC acted as legal counsel to LAC. William Blair & Co. rendered a fairness opinion to LAC’s Board of Directors. Piper Jaffray and Goldman, Sachs & Co. acted as M&A Advisor to Del Taco, and Fried, Frank, Harris, Shriver & Jacobson LLP acted as legal counsel to Del Taco.

About Levy Acquisition Corp.

Levy Acquisition Corp. was a blank check company formed in October 2013 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. In November 2013, LAC consummated its initial public offering of 15 million units, each unit consisting of one share of common stock and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share. Aggregate proceeds of $150 million from the IPO, which were placed in trust pending completion of LAC’s initial business combination, have been released to the company. With today’s Merger closing, LAC will become known as Del Taco Restaurants, Inc.

About Del Taco Holdings, Inc.

The Del Taco brand was founded in Southern California in 1964. Today, Del Taco and its franchisees operate approximately 550 restaurants in 16 states, serving more than three million guests each week. Del Taco owns just over 300 of the stores in its system with the balance owned and operated by franchisees.

At Del Taco, menu items are made-to-order with fresh ingredients, including cheddar cheese grated from 40-pound blocks, handmade pico de gallo salsa, lard-free beans slow-cooked from scratch, and marinated chicken grilled in-restaurant. The menu includes classic Mexican dishes such as tacos, burritos, quesadillas and nachos as well as American favorites including hamburgers, crinkle-cut fries and shakes. Ahead of the 2014 celebration of Del Taco’s 50th

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anniversary, Del Taco launched the UnFreshing Believable® campaign to communicate the lengths the company goes to in order to deliver quality, made-to-order menu items created with freshly-prepared ingredients at unbelievable prices.

For more information, please visit www.deltaco.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on LAC’s or Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LAC’s or Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the ability to meet NASDAQ’s listing standards following the Merger; (2) the risk that the transaction disrupts current plans and operations of Del Taco as a result of the announcement and consummation of the transactions described herein; (3) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and retain its management and key employees; (4) costs related to the business combination; (5) changes in applicable laws or regulations; and (6) the possibility that Del Taco may be adversely affected by other economic, business, and/or competitive factors.

Forward-looking statements included in this release speak only as of the date of this release. Neither LAC nor Del Taco undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in LAC’s reports filed with the SEC and available at the SEC’s website at www.sec.gov and the Company’s website at www.levyacquisitioncorp.com.

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Media Relations Contact:

Julia Young of ICR

(646) 277-1280

Julia.young@icrinc.com

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Investor Relations Contact:

Raphael Gross of ICR

(203) 682-8253

Raphael.gross@icrinc.com

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